April 21, 2009

SLM Funding LLC
12061 Bluemont Way
V3419
Reston, Virginia 20190

Re: SLM Student Loan Trust 2009-2 Legality Opinion

Ladies and Gentlemen:

We have acted as counsel to SLM Funding LLC (the “Depositor”) in connection with the issuance by SLM Student Loan Trust 2009-2 (the “Trust”) of the Student Loan-Backed Notes, Series 2009-2 (the “Notes”) pursuant to a prospectus dated March 31, 2009, as supplemented by a prospectus supplement dated April 17, 2009 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”). The Trust was formed pursuant to the short-form trust agreement dated as of January 6, 2009, among the Depositor, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee (the “Eligible Lender Trustee”) and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), as amended and restated pursuant to an Amended and Restated Trust Agreement dated as of April 21, 2009 (the “Trust Agreement”) among the Depositor, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, as excess distribution certificate paying agent and excess distribution certificate registrar.

A Registration Statement of the Depositor on Form S-3 relating to the Notes (File No. 333-141930) was filed by the Depositor with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”) (such Registration Statement is referred to as the “Registration Statement”). The Registration Statement was declared effective on May 18, 2007. As set forth in the Prospectus, the Notes will be issued under and pursuant to the Indenture dated as of April 21, 2009 (as amended and supplemented from time to time, the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

We have examined forms of the:

(a) the Trust Agreement;

(b) the Indenture;

(c) the Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “SLM ECFC Master Terms”) among SLM Education Credit Finance Corporation (“SLM ECFC”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee under the Funding Interim Trust Agreement, dated April 21, 2009 (the “Interim Eligible Lender Trustee”) and the Depositor;

(d) Purchase Agreement Number 1 dated the date hereof (together with the SLM ECFC Master Terms, the “SLM ECFC Initial Purchase Agreement”) among SLM ECFC, the Interim Eligible Lender Trustee and the Depositor;

(e) Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “Bluemont Funding Master Terms”) among Bluemont Funding LLC (“Bluemont Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Bluemont Funding under the Bluemont Funding Interim Trust Agreement, dated April 21, 2009 (the “Bluemont Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(f) Purchase Agreement Number 1 dated the date hereof (together with the Bluemont Funding Master Terms, the “Bluemont Funding Initial Purchase Agreement”) among Bluemont Funding, the Bluemont Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(g) Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “Town Hall Funding Master Terms”) among Town Hall Funding LLC (“Town Hall Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Town Hall Funding under the Town Hall Funding Interim Trust Agreement, dated April 21, 2009 (the “Town Hall Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(h) Purchase Agreement Number 1 dated the date hereof (together with the Town Hall Funding Master Terms, the “Town Hall Funding Initial Purchase Agreement”) among Town Hall Funding, the Town Hall Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(i) Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “Town Center Funding Master Terms”) among Town Center Funding LLC (“Town Center Funding”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of Town Center Funding under the Town Center Funding Interim Trust Agreement, dated April 21, 2009 (the “Town Center Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(j) Purchase Agreement Number 1 dated the date hereof (together with the Town Center Funding Master Terms, the “Town Center Funding Initial Purchase Agreement”) among Town Center Funding, the Town Center Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(k) Purchase Agreement Master Securitization Terms Number 1000 dated the date hereof (the “VL Funding Master Terms,” and together with the SLM ECFC Master Terms, the Bluemont Funding Master Terms, the Town Hall Funding Master Terms and the Town Center Funding Master Terms, the “Master Terms”) among VL Funding LLC (“VL Funding,” and together with SLM ECFC, Bluemont Funding, Town Hall Funding and Town Center Funding, the “Sellers”), The Bank of New York Mellon Trust Company, National Association, as interim eligible lender trustee for the benefit of VL Funding under the VL Funding Interim Trust Agreement, dated April 21, 2009 (the “VL Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(l) Purchase Agreement Number 1 dated the date hereof (together with the VL Funding Master Terms, the “VL Funding Initial Purchase Agreement,” and together with the SLM ECFC Initial Purchase Agreement, the Bluemont Funding Initial Purchase Agreement, the Town Hall Funding Initial Purchase Agreement and the Town Center Funding Initial Purchase Agreement, the “Initial Purchase Agreements”) among VL Funding, the VL Funding Eligible Lender Trustee, the Servicer, the Interim Eligible Lender Trustee and the Depositor;

(m) the Sale Agreement Master Securitization Terms Number 1000 dated the date hereof (the “Master Sale Terms”) among the Depositor, the Interim Eligible Lender Trustee, The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee on behalf of the Trust (the “Eligible Lender Trustee”), and the Trust and a Sale Agreement Number 1 dated the date hereof (together with the Master Sale Terms, the “Initial Sale Agreement”) among the Depositor, the Interim Eligible Lender Trustee, the Eligible Lender Trustee and the Trust;

(n) the Servicing Agreement dated as of April 21, 2009 (the “Servicing Agreement”) among Sallie Mae, Inc., as the administrator (in such capacity, the “Administrator”), the Eligible Lender Trustee, the Trust, the Indenture Trustee and the Servicer;

(o) the Administration Agreement dated as of April 21, 2009 (the “Administration Agreement”) among the Administrator, the Depositor, the Trust, the Servicer, the Eligible Lender Trustee and the Indenture Trustee;

(p) the Underwriting Agreement dated April 15, 2009 and related Pricing Agreement relating to the Notes dated April 17, 2009 (collectively, the “Underwriting Agreement”) among the Depositor, SLM ECFC, SLM Corporation and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBS Securities Inc., as the representatives of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Representatives”); and

(q) specimens of each class of the Notes.

We refer to the documents listed in (a) through (q) above as the Transaction Documents. Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, papers, statutes, authorities and records as we have deemed relevant or necessary as a basis for the opinions set forth herein.

In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. With your permission, we have assumed that each party to a Transaction Document, has the power and authority, corporate or other, to enter into and perform all obligations thereunder, has authorized the execution, delivery and performance of such Transaction Documents and has duly executed and delivered such Transaction Documents. In addition, we express no opinion as to the enforceability of any Transaction Document against any party other than the Depositor. We have also assumed that the sale and the issuance of the Notes have been authorized by all requisite limited liability company action on the part of the Depositor. As to any facts material to our opinions that were not known to us, we have relied upon the respective statements and representations of officers and other representatives of the Depositor, the Administrator, SLM ECFC, Bluemont Funding, Town Hall Funding, Town Center Funding, VL Funding, the Servicer, the Representatives, the Trust, the Eligible Lender Trustee, the Indenture Trustee, and the independent public accountants and public officials of the Depositor, SLM ECFC, Bluemont Funding, Town Hall Funding, Town Center Funding and VL Funding. Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets, or reviewed any of the assets conveyed to the Trust) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Depositor, SLM ECFC, Bluemont Funding, Town Hall Funding, Town Center Funding, VL Funding and others in connection with the preparation and delivery of this letter.

Based upon and subject to the foregoing, we are of the opinion that, assuming that the Notes have been validly executed by the Eligible Lender Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture and delivered to and paid for by the Representatives pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus.

Very truly yours,

McKEE NELSON LLP